UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2016

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to Tempur Sealy International, Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to W. Timothy Yaggi’s Employment Agreement

On March 10, 2016, pursuant to Section 6.3 of the Employment and Non-Competition Agreement by and between the Company and W. Timothy Yaggi, dated as of February 4, 2013 (the “Yaggi Employment Agreement”), the Company and Mr. Yaggi mutually agreed to amend the Yaggi Employment Agreement (the “Yaggi Amendment”). The Yaggi Amendment provides for certain technical updates to address issues under Section 409A of the Internal Revenue Code of 1986, as amended.

The description of the Yaggi Amendment above does not purport to be complete and is qualified in its entirety by reference to the Yaggi Employment Agreement, a copy of which was filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2013, and the Yaggi Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company announced on March 10, 2016 that the Company and Mr. Yaggi have agreed that Mr. Yaggi will be leaving the Company effective March 31, 2016. In connection with the foregoing, Mr. Yaggi and the Company entered into a letter agreement dated March 10, 2016 (the “Separation Agreement”) providing for the terms of his separation, including the payment of the $1 million retention bonus to Mr. Yaggi under the retention program adopted by the Company in June 2015, the provision of outplacement services, the payment of $137,622 in lieu of a pro rata portion of his 2016 bonus, the treatment of his outstanding equity awards, maintenance of welfare benefits for 12 months, non-disparagement provisions and a general release and waiver by Mr. Yaggi of all claims. In addition, Mr. Yaggi has agreed to provide consulting services for a year after March 1, 2016, and the Company will pay a consulting fee of $62,500 per month.

“Tim Yaggi has been a valued member of the senior leadership team since he joined the Company several years ago”, commented Scott Thompson, Chairman and CEO of the Company. “I would like to thank Tim for his contributions, and we wish him well as he pursues the next stage of his career.”

A copy of the Yaggi Employment Agreement was filed as Exhibit 10.1 to Form 8-K filed with the SEC on February 4, 2013, and copies of the Yaggi Amendment and the Separation Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. Mr. Yaggi’s departure will be governed by the terms of the Separation Agreement, and Mr. Yaggi’s related equity awards and benefit plans. The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Yaggi

The disclosure in Item 1.02 of this Current Report on Form 8-K regarding Mr. Yaggi’s departure from the Company is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Yaggi Amendment

10.2	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer

Exhibit	Description

10.1	Yaggi Amendment

10.2	Separation Agreement